UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 12, 2005

INNKEEPERS USA TRUST

(Exact name of registrant as specified in its charter)

Maryland	0-24568	65-0503831
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

306 Royal Poinciana Way

Palm Beach, Florida 33480

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 835-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Innkeepers USA Trust, a Maryland real estate investment trust (the “Registrant”), entered into a Sales Agreement (the “Sales Agreement”), dated as of January 12, 2005, by and among the Registrant, Innkeepers USA Limited Partnership and Brinson Patrick Securities Corporation (the “Sales Manager”). Pursuant to the Sales Agreement, the Registrant has agreed to sell through the Sales Manager, as agent, on a best efforts basis, from time to time, up to 2,000,000 shares of the Registrant’s common shares of beneficial interest (the “Common Shares”), par value $0.01 per share, in connection with a continuous equity offering program. Each sale will be made at the prices prevailing on The New York Stock Exchange at the time of each sale, or in any other manner permitted by law (including, without limitation, privately negotiated transactions). The Sales Manager will receive a commission of 2.5% of the gross sales price per Common Share sold as compensation under the Sales Agreement. The Registrant has agreed to provide indemnification and contribution to the Sales Manager against liabilities related to the applicable registration statement, including liabilities under the Securities Act of 1933. A copy of the Sales Agreement is filed as Exhibit 1.1 hereto.

Item 8.01 Other Events.

Concurrently with the filing of this Current Report on Form 8-K, the Registrant filed a Prospectus Supplement to the Prospectus included in the Registration Statement on Form S-3 (File No. 333-110982)(the “Registration Statement”), with respect to the offering of the Common Shares. The Registrant is also filing as Exhibit 8.1 hereto a copy of the opinion of Hunton & Williams LLP to be incorporated by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

1.1	Sales Agreement, dated as of January 12, 2005, by and among Innkeepers USA Trust, Innkeepers USA Limited Partnership and Brinson Patrick Securities Corporation

8.1	Opinion of Hunton & Williams LLP, dated January 14, 2005, regarding certain tax matters related to Innkeepers USA Trust

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2005

INNKEEPERS USA TRUST

By:	/s/ David Bulger
David Bulger
Executive Vice President, Chief Financial Officer and Treasurer